                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 10, 1997, included in this Registration Statement (Form N-1A No. 333-30409) of Alliance Global Environment Fund, Inc.



                                  /s/ Ernst & Young LLP


New York, New York
January 30, 1998



































00250070.AZ1